SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MEDIA GENERAL CL A

                    GAMCO INVESTORS, INC.
                                12/05/03              500-           65.9940
                                12/04/03            6,000-           65.7595
                                12/03/03            1,000-           66.3000
                                12/02/03              200-           66.2450
                                12/01/03            2,000-           66.9620
                                11/26/03            1,000-           66.4900
                                11/26/03            3,400-           66.7721
                                11/21/03            2,000-           66.2025
                                11/19/03              500-           67.1700
                                11/19/03              200-           66.1200
                                11/05/03              600-             *DO
                    GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                11/26/03            3,100-           66.8110
                                11/25/03            1,900-           66.8000
                                11/18/03            7,000-           67.1324
                         GABELLI ASSET FUND
                                11/21/03            3,000-           66.1557


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.